UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2022

YACHT FINDERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52528	76-0736467
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

c/o Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York	10174
(Address of Principal Executive Offices)	(Zip Code)

(212) 818-8800

Registrant’s telephone number, including area code:

41 Ulua Place, Haiku, HI 96708

(Former name or former address, if changed since last report)

Securities registered under Section 12(g) of the Exchange Act:

Title of each Class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	YTFD	Pink Sheets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2022, Yacht Finders, Inc. (the “Company”) entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) with Fountainhead Capital Management Limited, a Jersey company (the “Seller”), Ironbound Partners Fund, LLC, a Delaware limited liability company, Moyo Partners, LLC, a New York limited liability company, Dakota Group, Ltd., a New York limited liability company, and Rise Capital Corp., a New York corporation (each a “Purchaser” and together, the “Purchasers”).

Pursuant to the Purchase Agreement, the Seller sold to Purchasers an aggregate of 5,120,000 shares of common stock of the Company held by the Seller (the “Shares”), representing approximately 98.5% of the outstanding capital stock of the Company, for an aggregate purchase price of $352,641. The Purchasers owned no other shares of capital stock of the Company prior to the consummation of the Purchase Agreement.

Additionally, pursuant to the Purchase Agreement:

●	The Seller contributed a promissory note issued by the Company in favor of Seller in the amount of $832,305 (the “Note”) plus accrued interest, which as of March 17, 2002 was $348,158, to the Company’s capital for no additional consideration;

●	Thomas W. Colligan, the sole director of the Company, authorized an increase in the number of directors on the Board from one to two and appointed Jonathan J. Ledecky as a director to fill the vacancy on the Board created by this increase;

●	Mr. Colligan resigned as Chief Executive Officer, Chief Financial Officer, President and Treasurer, effectively immediately, and resigned from the Company’s board, effective on the day following the tenth day after the mailing of the Information Statement (defined below); and

●	The Board appointed Mr. Ledecky as Chief Executive Officer and Chief Financial Officer of the Company and Arnold P. Kling as President, Treasurer and Secretary of the Company.

The biographies of each of Mr. Ledecky and Mr. Kling are set forth below under Item 5.02.

The Company has agreed to prepare and file with the Securities and Exchange Commission, and thereafter mail, an information statement (“Information Statement”) pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of notifying the Company’s stockholders of the above-referenced transactions and change in the majority of the Board as soon as practicable. Following ten days after mailing of the Information Statement to all holders of record of the Company’s common stock and the effectiveness of Mr. Colligan’s resignation as a director, Mr. Ledecky will be the sole director of the Company.

The transactions discussed above will not change the Company’s “shell company” status. As a result, the Company will continue to seek to acquire a business or company or other opportunity for it and its shareholders’ benefit.

Concurrently and in connection with the transactions described above, the Company and each of Mr. Ledecky and Mr. Kling entered into an indemnification agreement (the “Indemnification Agreements”) pursuant to which the Company agreed to indemnify each of them against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses that may be sustained by either of them in connection with any action either takes while a director, officer or as an agent on behalf of the Company.

The foregoing descriptions of the Purchase Agreement and Indemnification Agreements are qualified in their entirety by reference to the full texts of the Purchase Agreement and Indemnification Agreements. The Purchase Agreement and form of Indemnification Agreement are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Jonathan J. Ledecky, 64 years old,has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NY Hockey Holdings LLC. Mr. Ledecky has also served as chairman of Ironbound Partners Fund, LLC, a private investment management fund, since March 1999. He served as President and Chief Financial Officer and as a director of Newtown Lane Marketing, Incorporated from October 2015 until it consummated its merger with Cyxtera Cybersecurity, Inc. (d/b/a AppGate), a cybersecurity company, in October 2021. He has continued to serve as a director of the company (now Appgate Inc.) since such date. He served as the President and Chief Operating Officer and as a director of Northern Star Acquisition Corp. from September 2020 until it consummated an initial business combination with Barkbox, Inc., an omnichannel brand serving dogs across the four key categories of play, food, health and home, in June 2021 (NYSE: BARK). He has continued to serve as a director of the company (now Bark, Inc.) since such date. Since November 2020, he has served as the President, Chief Operating Officer and a director of each of Northern Star Investment Corp. II (NYSE: NSTB), Northern Star Investment Corp. III (NYSE: NSTC) and Northern Star Investment Corp. IV (NSTD). Since October 2020, he has also served as Chairman of the Board of Pivotal Investment Corporation III (NYSE: PICC). Each of the foregoing companies is a blank check company that is currently searching for an initial business combination. From July 2019 to December 2020, he was also the Chief Executive Officer and Chairman of the Board of Directors of Pivotal Investment Corporation II (NYSE: PIC), a blank check company that consummated an initial business combination with XL Fleet, a provider of fleet electrification solutions for commercial vehicles in North America. From August 2018 to December 2019, he served as Chairman and Chief Executive Officer of Pivotal Acquisition Corp. (NYSE: PVT), a blank check company that consummated an initial business combination with KLDiscovery Inc., a leading global provider of eDiscovery, information governance and data recovery solutions to corporations, law firms, insurance companies and individuals, in December 2019. Mr. Ledecky continued to serve as a member of the board of KLDiscovery from its merger until June 2021. Mr. Ledecky previously founded U.S. Office Products in October 1994 and served as its Chief Executive Officer until November 1997 and as its Chairman until its sale in June 1998. U.S. Office Products was one of the fastest start-up entrants in the history of the Fortune 500 with sales in excess of $3 billion within its first three years of operation. From 1999 to 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. He has served as a trustee of George Washington University and the U.S. Olympic and Paralympic Foundation, director of the U.S. Chamber of Commerce, and as a commissioner on the National Commission on Entrepreneurship. In 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, an honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and an M.B.A. from the Harvard Business School in 1983. We believe Mr. Ledecky’s qualifications to serve on the Board include his extensive executive leadership and business and entrepreneurial experience, including experience with public shell companies looking to make acquisitions.

Arnold P. Kling, 63 years old, has, since 2003, been managing partner for several private equity investment funds focused on early-stage companies whose technologies have the potential to disrupt their targeted markets. Mr. Kling has also been serving as Vice-Chairman of UAV Turbines, Inc., a privately held Florida based micro-turbine engine manufacturer, since 2011, founding shareholder and a member of the board of directors of Materialytics Technology Corp., a privately held Texas based material provenance/traceability technology, since 2009, as well as a member of the board of directors of H.C. Wainwright & Co, LLC, a leading New York life science investment bank, since 2021. From 2010 to 2019, Mr. Kling was the President and a member of the board of directors of Protalex, Inc. (OTCBB: PRTX), a biotechnology company. From 1999 to 2003 he was Managing Director of Adelphia Holdings, LLC, an investment firm founded in conjunction with a European family office, and from 1995 to 1999, he was Managing Director and general counsel of GH Venture Partners, LLC, a private merchant bank. Prior to that, from 1993 to 1995, he was a senior executive and general counsel of Buckeye Communications, Inc. a Nasdaq listed licensing and multimedia company, and from 1990 through 1993 he was as an associate and partner in the corporate and financial services department of Tannenbaum, Helpern, Syracuse & Hirschtritt LLP, a mid-size New York law firm. Mr. Kling received a Bachelor of Science degree from New York University in International Business and a Juris Doctor degree from the Benjamin Cardozo School of Law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement made by and among Fountainhead Capital Management Limited, Ironbound Partners Fund, LLC, Moyo Partners, LLC, Dakota Group, Ltd., Rise Capital Corp. and Yacht Finders, Inc.
10.2	Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2022

YACHT FINDERS, INC.

By:	/s/ Jonathan J. Ledecky
Name:	Jonathan J. Ledecky
Title:	Chief Executive Officer